

                                                                                 Exhibit 11.1

                      W.W. Grainger, Inc., and Subsidiaries
                        COMPUTATION OF EARNINGS PER SHARE

                                                                 Six Months Ended June 30,
                                                              -------------------------------
Basic:                                                             1998              1997
                                                              --------------   --------------

Average number of shares outstanding during the period ....       97,235,431      102,642,671
                                                              ==============   ==============

Net Earnings ..............................................   $  116,422,000   $  112,168,000
                                                              ==============   ==============

Earnings per share ........................................   $         1.20   $         1.09
                                                              ==============   ==============

Diluted:

Average number of shares outstanding
   during the period (basic) ..............................       97,235,431      102,642,671

     Common equivalents

       Shares issuable under outstanding options ..........        3,435,210        3,190,238

       Shares which could have been purchased based
         on the average market value for the period .......        2,192,246        2,267,596
                                                              --------------   --------------

                                                                   1,242,964          922,642
Dilutive effect of exercised options prior to being
   exercised ..............................................           39,956           25,769
                                                              --------------   --------------

Shares for the portion of the period that the options
   were outstanding .......................................        1,282,920          948,411

Contingently issuable shares ..............................          503,333          491,000
                                                              --------------   --------------

                                                                   1,786,253        1,439,411

Average number of shares outstanding during the period ....       99,021,684      104,082,082
                                                              ==============   ==============

Net earnings ..............................................   $  116,422,000   $  112,168,000
                                                              ==============   ==============

Earnings per share ........................................   $         1.18   $         1.08
                                                              ==============   ==============


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


                                                                    Exhibit 11.2

                      W.W. Grainger, Inc., and Subsidiaries
                        COMPUTATION OF EARNINGS PER SHARE




Basic:                                                                   1998      1997
                                                                     ----------   ---------

Three months ended June 30:

   Six months ended June 30, as reported in Exhibit 11.1 .........   $    1.20    $     1.09

   Three months ended March 31, as previously reported ...........        0.59          0.52
                                                                     ----------   ----------

   Earnings per share for the three months ended June 30 .........   $     0.61   $     0.57
                                                                     ==========   ==========


Diluted:

Three months ended June 30:

   Six months ended June 30, as reported in Exhibit 11.1 .........   $     1.18   $     1.08

   Three months ended March 31, as previously reported ...........         0.58         0.52
                                                                     ----------   ----------

   Earnings per share for the three months ended June 30 .........   $    0.60    $     0.56
                                                                     ==========   ==========



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